Exhibit 99.1

FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2025 RESULTS; UPDATES 2025 GUIDANCE

TUSTIN, CA, November 5, 2025 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced its results of operations for the third quarter of 2025.

THIRD QUARTER 2025 RESULTS AND RECENT EVENTS
•Results per diluted common share for the third quarter of 2025 were as follows:
•Net Income: $0.09
•FFO: $0.33
•Normalized FFO: $0.36
•AFFO: $0.37
•Normalized AFFO: $0.38
•EBITDARM Coverage Summary:
•Skilled Nursing/Transitional Care: 2.35x
•Senior Housing - Leased: 1.52x
•Behavioral Health, Specialty Hospitals and Other: 3.90x

•Same store managed senior housing Cash NOI increased 13.3% on a year-over-year basis. Excluding the 16 properties formerly operated by Holiday that remain in Sabra’s same store pool, same store Cash NOI growth was 15.9% on a year-over-year basis.

•In the third quarter of 2025, Sabra acquired six managed senior housing properties for $217.5 million with an estimated initial cash yield of 7.8%, three of which were acquired through a consolidated joint venture in which Sabra has a 95% equity interest. Additionally, during the quarter, Sabra purchased the operations of four managed senior housing properties previously leased to a tenant under triple-net operating leases for $19.7 million. Subsequent to quarter end, Sabra closed on three additional managed senior housing properties for $124.0 million with an estimated initial cash yield of 7.0%, bringing total investments closed year-to-date to $421.9 million.

•Sabra has been awarded approximately $120 million of additional senior housing investments with an estimated initial cash yield of nearly 8%. These investments are currently in the Letter of Intent or later stage, and Sabra expects to fund these investments, if consummated, with available liquidity, including proceeds from outstanding forward sales agreements under its at-the-market equity offering program (“ATM program”).

•During the third quarter of 2025, Sabra issued 9.6 million shares in settlement of outstanding forward sale agreements at a weighted average price of $17.26 per share, net of commissions, resulting in net proceeds of $165.0 million. On August 5, 2025, Sabra entered into a new $750 million ATM Program and utilized the forward feature to allow for the sale of up to 3.2 million shares at an initial weighted average price of $18.45 per share, net of commissions.

•On September 10, 2025, Moody’s Ratings (“Moody’s”) upgraded Sabra’s senior unsecured notes rating to “Baa3” from “Ba1” and assigned a “Baa3” issuer rating to Sabra, with a Stable outlook. Moody’s cited several key factors supporting the rating upgrade, including the Company’s sound operating performance, diversified portfolio, improved net debt to EBITDA and the positive long-term outlook for senior housing.

•As of September 30, 2025, Net Debt to Adjusted EBITDA was 4.96x.

•On November 5, 2025, Sabra’s Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on November 28, 2025, to common stockholders of record as of the close of business on November 17, 2025.

2025 UPDATED GUIDANCE
Sabra is updating 2025 earnings guidance ranges as follows (attributable to common stockholders, per diluted common share):
•Net Income: $0.655 - $0.665
•FFO: $1.465 - $1.475
•Normalized FFO: $1.455 - $1.465
•AFFO: $1.455 - $1.465
•Normalized AFFO: $1.495 - $1.505
Earnings guidance above assumes:
•Low-single-digit Cash NOI growth for the triple-net portfolio, ignoring the impact of acquisitions and dispositions
•Full year average same-store cash NOI growth for the managed senior housing portfolio in the mid-teens
•General and administrative expenses of approximately $50 million, which includes $11 million of stock-based compensation expense
•Cash interest expense of approximately $104 million
•Weighted average share count of approximately 244.7 million and 245.7 million for Normalized FFO and Normalized AFFO, respectively
•No tenants are placed on cash-basis or moved to accrual-basis for revenue recognition after September 30, 2025
•Only investments, dispositions, and capital markets activity completed as of the date of this release
The foregoing guidance ranges reflect management’s view of current and future market conditions. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments.
Commenting on the third quarter’s results, Rick Matros, CEO and Chair, said, “Sabra delivered another strong quarter. Same store managed senior housing NOI growth was solid even considering the transition of the properties formerly operated by Holiday, and importantly, the performance of that group of transition assets improved every month during the quarter. Managed senior housing is growing more quickly than anticipated as a percentage of total NOI, and is now roughly 26%. As a result, we are updating our managed senior housing target concentration from 30% to 40%. Additionally, we now expect that investments for the year will exceed the high end of our previous target, which was $500 million. For Sabra’s triple net portfolio, EBITDARM rent coverage hit another post-pandemic high, with healthy coverage across our top ten tenants. Skilled nursing occupancy and skilled mix continue to increase. All in all, our portfolio’s progress is exceeding internal expectations.”

LIQUIDITY
As of September 30, 2025, we had approximately $1.1 billion of liquidity, consisting of unrestricted cash and cash equivalents of $200.6 million, available borrowings under our revolving credit facility of $717.8 million and $157.3 million related to shares outstanding under forward sale agreements under the prior ATM program and ATM program. As of September 30, 2025, we also had $690.9 million available under the ATM program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2025 third quarter results will be held on Thursday, November 6, 2025, at 10:00 am Pacific Time. The webcast URL is https://events.q4inc.com/attendee/285294519. The dial-in number for U.S. participants is (888) 880-4448. For participants outside the U.S., the dial-in number is (646) 960-0572. The conference ID number is 1382596. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of September 30, 2025, Sabra’s investment portfolio included 363 real estate properties held for investment (consisting of (i) 217 skilled nursing/transitional care facilities, (ii) 32 senior housing communities (“senior housing - leased”), (iii) 83 senior housing communities operated by third-party property managers pursuant to property management agreements (“senior housing - managed”), (iv) 16 behavioral health facilities and (v) 15 specialty hospitals and other facilities), 14 investments in loans receivable (consisting of three mortgage loans and 11 other loans), four preferred equity investments and two investments in unconsolidated joint ventures. As of September 30, 2025, Sabra’s real estate properties held for investment included 36,998 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our other expectations regarding our future financial position (including our earnings guidance for 2025, as well as the assumptions set forth therein); our expectations regarding our results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions; our expectations regarding our investment activity, including the expected funding for such investments; and our plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: the ability to reach a definitive agreement for awarded investments and our ability to close such acquisitions on the expected terms or at all; increased labor costs and labor shortages; increases in market interest rates and inflation; pandemics or epidemics, such as COVID-19, and the related impact on our tenants, borrowers and senior housing - managed communities; operational risks with respect to our senior housing - managed communities; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and senior housing - managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws; a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Net Debt to Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share, net operating income (“NOI”) and Cash NOI. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/financials/quarterly-results.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Rental and related revenues (1)	$85,354	$94,555	$281,214	$285,427
Resident fees and services	92,017	73,746	248,449	207,716
Interest and other income	12,666	9,700	33,067	27,746
Total revenues	190,037	178,001	562,730	520,889
Expenses:
Depreciation and amortization	48,511	42,720	135,591	127,315
Interest	28,901	29,467	83,549	87,189
Triple-net portfolio operating expenses	3,708	4,270	10,885	12,992
Senior housing - managed portfolio operating expenses	65,946	54,234	179,804	154,258
General and administrative	12,560	12,404	37,802	37,035
Recovery of loan losses	(240)	(148)	(640)	(446)
Impairment of real estate	2,571	—	6,674	18,472
Total expenses	161,957	142,947	453,665	436,815
Other (expense) income:
Loss on extinguishment of debt	(1,154)	—	(1,154)	—
Other (expense) income	(769)	—	13,978	838
Net (loss) gain on sales of real estate	(4,430)	(5,745)	5,544	(3,969)
Total other (expense) income	(6,353)	(5,745)	18,368	(3,131)
Income before income (loss) from unconsolidated joint ventures and income tax (expense) benefit	21,727	29,309	127,433	80,943
Income (loss) from unconsolidated joint ventures	1,226	214	2,276	(301)
Income tax (expense) benefit	(436)	265	(1,346)	(625)
Net income	22,517	29,788	128,363	80,017
Net loss attributable to noncontrolling interests	21	—	21	—
Net income attributable to Sabra Health Care REIT, Inc.	$22,538	$29,788	$128,384	$80,017

Net income attributable to Sabra Health Care REIT, Inc., per:
Basic common share	$0.09	$0.13	$0.54	$0.34
Diluted common share	$0.09	$0.13	$0.53	$0.34

Weighted average number of common shares outstanding, basic	239,896,059	234,290,187	238,595,147	232,459,388
Weighted average number of common shares outstanding, diluted	243,558,449	237,043,400	241,593,992	234,777,101

(1) See the following page for additional details regarding rental and related revenues.

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME - SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash rental income	$88,946	$91,829	$271,414	$273,955
Straight-line rental income	1,027	1,119	3,683	3,383
Write-offs of cash and straight-line rental income receivable and lease intangibles	(9,237)	(3,086)	(7,759)	(5,539)
Above/below market lease amortization	1,058	1,212	3,256	3,634
Operating expense recoveries	3,560	3,481	10,620	9,994
Rental and related revenues	$85,354	$94,555	$281,214	$285,427

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2025	December 31, 2024
Assets
Real estate investments, net of accumulated depreciation of $1,214,938 and $1,102,030 as of September 30, 2025 and December 31, 2024, respectively	$4,629,842	$4,513,734
Loans receivable and other investments, net	436,526	442,584
Investment in unconsolidated joint ventures	117,856	121,803
Cash and cash equivalents	200,602	60,468
Restricted cash	6,916	5,871
Lease intangible assets, net	59,808	27,464
Accounts receivable, prepaid expenses and other assets, net	113,223	131,755
Total assets	$5,564,773	$5,303,679
Liabilities
Secured debt, net	$43,790	$45,316
Revolving credit facility	282,213	106,554
Term loans, net	1,030,058	529,753
Senior unsecured notes, net	1,235,129	1,736,025
Accounts payable and accrued liabilities	124,042	117,896
Lease intangible liabilities, net	22,588	26,847
Total liabilities	2,737,820	2,562,391
Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 249,349,673 and 237,586,882 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2,493	2,376
Additional paid-in capital	4,792,753	4,592,605
Cumulative distributions in excess of net income	(1,964,336)	(1,874,633)
Accumulated other comprehensive (loss) income	(5,976)	20,940
Total Sabra Health Care REIT, Inc. stockholders’ equity	2,824,934	2,741,288
Noncontrolling interests	2,019	—
Total equity	2,826,953	2,741,288
Total liabilities and equity	$5,564,773	$5,303,679

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$128,363	$80,017
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135,591	127,315
Non-cash rental and related revenues	820	(2,229)
Non-cash interest income	7	24
Non-cash interest expense	5,608	8,750
Stock-based compensation expense	8,290	6,448
Loss on extinguishment of debt	1,154	—
Recovery of loan losses	(640)	(446)
Net (gain) loss on sales of real estate	(5,544)	3,969
Impairment of real estate	6,674	18,472
(Income) loss from unconsolidated joint ventures	(2,276)	301
Distributions of earnings from unconsolidated joint ventures	5,917	3,754
Other non-cash items	(17,190)	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(9,129)	(13,589)
Accounts payable and accrued liabilities	3,541	(2,213)
Net cash provided by operating activities	261,186	230,573
Cash flows from investing activities:
Acquisition of real estate and lease intangibles	(301,563)	(112,225)
Origination and fundings of loans receivable	(5,710)	(21,540)
Origination and fundings of preferred equity investments	(9)	(2,529)
Additions to real estate	(24,183)	(39,189)
Escrow deposits for potential investments	(500)	—
Repayments of loans receivable	15,442	2,776
Repayments of preferred equity investments	1,977	5,322
Investment in unconsolidated joint ventures	(1,241)	(717)
Net proceeds from the sales of real estate	43,087	40,541
Proceeds from net investment hedges	4,462	—
Insurance proceeds	1,267	—
Distributions in excess of earnings from unconsolidated joint ventures	5,557	—
Net cash used in investing activities	(261,414)	(127,561)
Cash flows from financing activities:
Net borrowings from revolving credit facility	174,805	58,815
Principal payments on senior unsecured notes	(500,000)	—
Proceeds from term loans	500,000	—
Principal payments on secured debt	(1,562)	(1,520)
Payments of deferred financing costs	(4,405)	(80)
Payments related to extinguishment of debt	(2,884)	—
Contributions from noncontrolling interests	2,040	—
Issuance of common stock, net	188,350	71,362
Dividends paid on common stock	(214,692)	(209,174)
Net cash provided by (used in) financing activities	141,652	(80,597)
Net increase in cash, cash equivalents and restricted cash	141,424	22,415
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(245)	(158)
Cash, cash equivalents and restricted cash, beginning of period	66,339	46,719
Cash, cash equivalents and restricted cash, end of period	$207,518	$68,976
Supplemental disclosure of cash flow information:
Interest paid	$72,820	$71,632

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to Sabra Health Care REIT, Inc.	$22,538	$29,788	$128,384	$80,017
Add:
Depreciation and amortization of real estate assets	48,511	42,720	135,591	127,315
Depreciation and amortization of real estate assets related to noncontrolling interests	(40)	—	(40)	—
Depreciation and amortization of real estate assets related to unconsolidated joint ventures	1,722	2,243	5,945	6,680
Net loss (gain) on sales of real estate	4,430	5,745	(5,544)	3,969
Impairment of real estate	2,571	—	6,674	18,472
FFO attributable to Sabra Health Care REIT, Inc.	$79,732	$80,496	$271,010	$236,453
Write-offs of cash and straight-line rental income receivable and lease intangibles	9,237	3,086	7,759	5,539
Lease termination income, net of expense	(1,518)	—	(1,518)	—
Loss on extinguishment of debt	1,154	—	1,154	—
Recovery of loan losses	(240)	(148)	(640)	(446)
Other normalizing items (1)	270	119	(14,166)	2,718
Normalized FFO attributable to Sabra Health Care REIT, Inc.	$88,635	$83,553	$263,599	$244,264
FFO attributable to Sabra Health Care REIT, Inc.	$79,732	$80,496	$271,010	$236,453
Stock-based compensation expense	2,875	2,586	8,290	6,448
Non-cash rental and related revenues	7,151	(433)	820	(2,229)
Non-cash interest expense	2,153	2,611	5,608	8,750
Non-cash portion of loss on extinguishment of debt	(1,730)	—	(1,730)	—
Recovery of loan losses	(240)	(148)	(640)	(446)
Other adjustments related to unconsolidated joint ventures	218	113	237	401
Other adjustments (2)	547	365	(15,535)	1,216
AFFO attributable to Sabra Health Care REIT, Inc.	$90,706	$85,590	$268,060	$250,593
Lease termination income, net of expense	(1,518)	—	(1,518)	—
Cash portion of loss on extinguishment of debt	2,884	—	2,884	—
Write-off of cash rental income	—	1,189	—	751
Other normalizing items (1)	81	113	2,619	2,549
Normalized AFFO attributable to Sabra Health Care REIT, Inc.	$92,153	$86,892	$272,045	$253,893
Amounts per diluted common share attributable to Sabra Health Care REIT, Inc.:
Net income	$0.09	$0.13	$0.53	$0.34
FFO	$0.33	$0.34	$1.12	$1.01
Normalized FFO	$0.36	$0.35	$1.09	$1.04
AFFO	$0.37	$0.36	$1.10	$1.06
Normalized AFFO	$0.38	$0.37	$1.12	$1.08
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	243,558,449	237,043,400	241,593,992	234,777,101
AFFO and Normalized AFFO	244,468,871	237,940,868	242,666,745	235,890,966
(1)    Other normalizing items for FFO for the nine months ended September 30, 2025 include a $17.2 million gain reclassified from other comprehensive loss related to six previously terminated interest rate swaps as the related forecasted transactions were determined to be probable not to occur and $3.4 million of transition expenses related to the transition of Senior Housing - Managed communities to new operators. Other normalizing items for AFFO for the nine months ended September 30, 2025 include $3.4 million of transition expenses related to the transition of Senior Housing - Managed communities to new operators. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.
(2)    Other adjustments for the nine months ended September 30, 2025 include a $17.2 million gain reclassified from other comprehensive loss related to six terminated interest rate swaps as the related forecasted transactions were determined to be probable not to occur.

REPORTING DEFINITIONS
Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Behavioral Health
Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income and is presented at Sabra’s pro rata share.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for (recovery of) loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including noncapitalizable acquisition costs, transaction costs related to operator transitions and organizational or other restructuring activities, gain/loss on derivative

REPORTING DEFINITIONS
instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Investment
Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities.

Net Debt*
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements.

Net Debt to Adjusted EBITDA*
Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented.

Net Operating Income (“NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

REPORTING DEFINITIONS

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent performance or 24 months after the date of classification as non-stabilized. Stabilized Facilities generally exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.